EXHIBIT 5.1

February 27, 2009

Pennsylvania Real Estate Investment Trust

200 S. Broad Street

Philadelphia, PA 19102-3803

Ladies and Gentlemen:

We have acted as counsel to Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Trust’s registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with respect to the contemplated issuance by the Trust from time to time of up to $1,000,000,000 aggregate public offering price of (i) common shares of beneficial interest in the Trust, par value $1.00 per share (the “Shares”), (ii) preferred shares of beneficial interest in the Trust (the “Preferred Shares”), (iii) senior debt securities of the Trust (the “Senior Debt Securities”), (iv) senior subordinated debt securities of the Trust (the “Senior Subordinated Debt Securities”), (v) subordinated debt securities of the Trust (the “Subordinated Debt Securities” and, together with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities,” each of which is to be issued pursuant to respective indentures between the Trust and an indenture trustee (the “Indentures”)), (vi) warrants to purchase Shares, Preferred Shares or Debt Securities as shall be designated by the Trust at the time of the offering (the “Warrants”) and to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”), (vii) shareholder rights (the “Rights”) to be issued pursuant to the terms of one or more rights agreements (the “Rights Agreements”), and (viii) units consisting of Shares, Preferred Shares, Debt Securities, Warrants or any combination of those securities (the “Units”) and to be issued pursuant to one or more unit agreements (the “Unit Agreements”).

In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Trust Agreement and the By-laws of the Trust as amended through the date hereof, resolutions of the Trust’s Board of Trustees, and such other documents and corporate records relating to the Trust and the issuance and sale of the Shares, the Preferred Shares, the Debt Securities, the Warrants, the Rights and the Units as we have deemed appropriate.

In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the accuracy and completeness of all corporate records and other information made available to us by the Trust.

On the basis of the foregoing and subject to the qualifications expressed below, we are of the opinion that:

1. The Shares, when the terms of the issuance and sale thereof have been duly approved by the Board of Trustees of the Trust in conformity with the Trust’s Trust

Agreement, and when issued and delivered against payment therefor, and if issued upon the exercise or conversion of any Preferred Shares, Debt Securities, Warrants, Rights or Units when issued and delivered as contemplated by the terms thereof and of the applicable Preferred Share designation, Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, respectively, relating thereto, will be legally issued, fully paid and non-assessable by the Trust.

2. Upon the fixing of the designations and relative rights, preferences, privileges, qualifications, limitations and restrictions of any series of Preferred Shares by the Board of Trustees of the Trust and proper and valid filing with the Secretary of the Commonwealth of Pennsylvania of an amendment to the Trust’s Trust Agreement setting forth such designations and relative rights, preferences, privileges, qualifications, limitations and restrictions, if any, with respect to such series of Preferred Shares, all in conformity with the Trust’s Trust Agreement and applicable law and upon the approval by the Board of Trustees of the Trust of the terms of the issuance and sale thereof, all necessary business trust action on the part of the Trust will have been taken to authorize the issuance and sale of such series of Preferred Shares, and when such Preferred Shares are issued and delivered against payment therefor, and, if issued upon the exercise or conversion of any Debt Securities, Warrants, Rights or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Indenture, Warrant Agreement, Rights Agreement or Unit Agreement, respectively, relating thereto, such Preferred Shares will be legally issued, fully paid and non-assessable by the Trust.

3. When (a) the issuance, execution and delivery by the Trust of the applicable Indenture and related Debt Securities have been duly approved by all necessary business trust action on the part of the Trust, (b) the applicable Indenture has been duly executed and delivered by the Trust and duly authorized, executed and delivered by the trustee of such Indenture in the form filed as an exhibit to the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, (c) the terms of the Debt Securities and their issue and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or agreement or instrument then binding on the Trust, and (d) the Debt Securities have been duly executed and authenticated in accordance with the terms of the applicable Indenture and issued and paid for as contemplated in the Registration Statement and the applicable supplement to the prospectus included in the Registration Statement, and, if issued upon the exercise or conversion of any Warrants or Units, when issued and delivered as contemplated by the terms thereof and of the applicable Warrant Agreement or Unit Agreement, respectively, relating thereto, the Debt Securities will constitute binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principals of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

4. When (a) the issuance, execution and delivery by the Trust of any Warrants shall have been duly authorized by all necessary business trust action of the Trust, (b) the Warrant Agreement relating thereto shall have been duly executed and delivered by the Trust, shall have been duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement or instrument then binding on the Trust and (c) such Warrants shall have been duly executed and delivered by the Trust and paid for as contemplated in the Registration Statement, the applicable supplement to the prospectus included in the Registration Statement and the Warrant Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Warrants will be validly issued and will constitute binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

5. When (a) the issuance, execution and delivery by the Trust of any Rights shall have been duly authorized by all necessary business trust action of the Trust, (b) the Rights Agreement relating thereto shall have been duly executed and delivered by the Trust and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement or instrument then binding on the Trust (c) such Rights shall have been duly executed and delivered by the Trust and paid for, as contemplated in the Registration Statement, the applicable supplements to the prospectus included in the Registration Statement and the Rights Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Rights will be validly issued and will constitute binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

6. When (a) the issuance, execution and delivery by the Trust of any Units shall have been duly authorized by all necessary business trust action of the Trust, (b) the Unit Agreement relating thereto shall have been duly executed and delivered by the Trust and duly authorized, executed and delivered by the other party or parties thereto and shall have been entered into in compliance with any applicable law or agreement or instrument then binding on the Trust (c) such Units shall have been duly executed and delivered by the Trust and paid for as contemplated in the Registration Statement, the applicable supplements to the prospectus included in the Registration Statement and the Unit Agreement relating thereto included in the Registration Statement or, pursuant to the applicable rules of the Commission, on a Form 8-K, such Units will be validly issued and will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws now or hereafter in effect affecting creditors’ rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether considered in a proceeding in equity or at law.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) upon the issuance of any Shares or Preferred Shares, the total number of Shares and Preferred Shares, respectively, issued and outstanding will not exceed the total number of Shares and Preferred Shares, respectively, that the Trust is then authorized to issue under its Trust Agreement. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Trust with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Trust, or any restriction imposed by any court or governmental body having jurisdiction over the Trust. We express no opinion concerning the laws of any jurisdiction other than the law of the Commonwealth of Pennsylvania.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Drinker Biddle & Reath LLP
DRINKER BIDDLE & REATH LLP